Exhibit 3.1

THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

NEW

CONSTITUTION

(Adopted by Special Resolution passed on                     )

of

[IC POWER LTD.]

PRELIMINARY

1. The name of the Company is [IC Power Ltd.].	Name of the Company.

2. In this Constitution, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:

Interpretation.

WORDS		MEANINGS
“the Act”	..	The Companies Act, Cap. 50 or any statutory modification, amendment or re-enactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.

“Affiliate”	..	An affiliate of, or a person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and “affiliates” shall be construed accordingly.

“Auditors”	..	The auditors for the time being of the Company.

“the Company”	..	The above named Company by whatever name from time to time called.

“this Constitution”	..	This constitution or other regulations of the Company for the time being in force.

“Depository”	..	The Depository Trust Company or its nominee (as the case may be) or such other depository or its nominee (as the case may be) as may be designated and approved by the Directors from time to time.

“Director”	..	Includes any person acting as a Director of the Company and includes any person duly appointed and acting for the time being as an Alternate Director.

“Directors”	..	The Directors for the time being of the Company or such number of them as having authority to act for the Company.

“dividend”	..	Includes bonus.

“Member”	..	A Member of the Company, except that, where the Act requires, excludes the Company where it is a member by reason of its holding of its shares as treasury shares.

“month”	..	Calendar month.

“Office”	..	The Registered Office of the Company for the time being.

“paid up”	..	Includes credited as paid up.

“Register”	..	The Register of Members.

“Seal”	..	The Common Seal of the Company or in appropriate cases the Official Seal or duplicate Common Seal.

“Secretary”	..	The Secretary or Secretaries appointed under this Constitution and shall include any person entitled to perform the duties of Secretary temporarily.

“Singapore”	..	The Republic of Singapore.

“Statutes”	..	The Act and every other act for the time being in force concerning companies and affecting the Company.

“S$”	..	The lawful currency of Singapore.

“writing” and “written”	..	Includes printing, lithography, typewriting and any other mode of representing or reproducing words in a visible form.

“year”	..	Calendar year.

Words denoting the singular number only shall include the plural and vice versa.

Words denoting the masculine gender only shall include the feminine gender.

Words denoting persons shall include corporations.

The expression “shares” shall, except where the context otherwise requires, refer to ordinary shares and any other class of shares in the capital of the Company for the time being.

A reference in this Constitution to “holders” of shares or a class of shares shall, except where otherwise provided, exclude the Company in relation to shares held by it as treasury shares.

A reference in this Constitution to the Directors shall, in the case where the Company has only one Director, be construed as a reference to that Director.

A reference in this Constitution to the doing of any act by two or more Directors shall, in the case where the Company has only one Director, be construed as the doing of that act by that Director.

Any reference in this Constitution to any enactment is a reference to that enactment as for the time being amended or enacted.

Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in this Constitution.

The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of this Constitution.

BUSINESS

3. Subject to the provisions of the Act, any branch or kind of business which the Company is expressly or by implication empowered to undertake may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such branch or kind of business.

Any branch or kind of business either expressly or by implication empowered to be undertaken may be undertaken by Directors.

PUBLIC COMPANY

4. The Company is a public company.	Public Company.

SHARES

5. (A) Save to the extent permitted by the Act, none of the funds of the Company or of any subsidiary thereof shall be directly or indirectly employed in the purchase or subscription of or in loans upon the security of the Company’s shares.

Prohibition against financial assistance.

(B) Notwithstanding the provisions of Regulation 5(A) but subject to the Act, the Company may purchase or otherwise acquire its issued shares on such terms and in such manner as the Company may from time to time think fit. If required by the Act, any share that is so purchased or acquired by the Company shall, unless held in treasury in accordance with the Act, be deemed to be cancelled immediately on purchase or acquisition by the Company. On the cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire. In any other instance, the Company may hold or deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act.

(C) Without prejudice to the generality of Regulation 5(B), upon cancellation of a share purchased or otherwise acquired by the Company pursuant to this Constitution and the Act, the number of issued shares of the Company shall be diminished by the number of the shares so cancelled, and, where any such cancelled share was purchased or acquired out of the capital of the Company, the amount of share capital of the Company shall be reduced accordingly.

6. Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of this Constitution, the Directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions and at such time as the Company in General Meeting may approve.

Issue of Shares.

7. The rights attached to shares issued upon special conditions shall be clearly defined in this Constitution. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and this Constitution, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise as the Directors may determine.

Special Rights.

8. The Company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the Company may deal with its treasury shares in the manner authorised by, or prescribed pursuant to, the Act.

Treasury Shares.

9. If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of at least three-fourths of the issued shares of that class or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of shares of that class and to every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate General Meeting the provisions of this Constitution relating to General Meetings shall mutatis mutandis apply. Provided Always That:

Variation of rights.

(a)	the necessary quorum shall be two persons at least holding or representing by proxy or by attorney no less than one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney may demand a poll; or

(b)	where all the issued shares of the class are held by one person, the necessary quorum shall be one person and such holder of shares of the class present in person or by proxy or by attorney may demand a poll.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by this Constitution as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

Creation or issue of further shares with special rights.

11. The Company may pay commissions or brokerage on any issue of shares at such rate or amount and in such manner as the Directors may deem fit. Such commission or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or by a combination of cash and fully or partly paid shares.

Power to pay commission and brokerage.

12. If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act pay interest on such of the shares (excluding treasury shares) as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.

Power to charge interest on capital.

13. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by this Constitution or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.

Exclusion of equities.

14. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one Member and the delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

Joint holders.

15. No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share.	Fractional part of a share.

16. If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.

Payment of instalments.

17. The certificate of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or a second Director or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and the amount paid and amount (if any) unpaid thereon. The facsimile signatures may be reproduced by mechanical, electronic or other means provided the method or system of reproducing signatures has first been approved by the Directors.

Share certificates.

18. Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgment of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding S$2/- for each such new certificate as the Directors may determine.

Entitlement to certificate.

19. If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company a fee not exceeding S$2/- as the Directors may determine. Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or

New certificates may be issued.

document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of a fee not exceeding S$2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.

RESTRICTION ON TRANSFER OF SHARES

20. Subject to the restrictions of this Constitution, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve. The instrument of transfer of a share shall be signed by or on behalf of both the transferor and by the transferee, and (unless otherwise determined by the Directors) by the witness or witnesses thereto, provided that an instrument of transfer in respect of which the transferee is either the Depository or any other person (whom the Directors may determine that such signature as transferee shall be dispensed with) shall be effective although not signed or witnessed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

Form of Transfer.

21. All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.

Retention of Transfers.

22. No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.	Infant, bankrupt or unsound mind.

23. The Directors may, in their absolute discretion, decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom they do not approve but shall in such event, within one month after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal. If the Directors refuse to register a transfer they shall within one month of the date of application for the transfer by notice in writing to the applicant state the facts which are considered to justify the refusal to register the transfer.

Directors’ power to decline to register.

24. The Directors may decline to register any instrument of transfer unless:	Instrument of transfer.

(a) such fee not exceeding S$2/- or such other sum as the Directors may from time to time require under the provisions of this Constitution, is paid to the Company in respect thereof;

(b)

the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by a certificate of payment of stamp duty (if any), the certificates of the shares to which the transfer relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do; and

(c) the amount of proper duty (if any) with which each instrument of transfer is chargeable under any law for the time being in force relating to stamps is paid.

25. The Company shall provide a book to be called “Register of Transfers” which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.

Register of Transfers.
26. The Register may be closed at such times and for such periods as the Directors may from time to time determine not exceeding in the whole thirty days in any year.	Closure of Register.
TRANSMISSION OF SHARES

27. In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.

Transmission on death.

28. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

Persons becoming entitled on death or bankruptcy of Member may be registered.

29. Save as otherwise provided by or in accordance with this Constitution a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.

Rights of unregistered executors and trustees.

30. There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding S$2/- as the Directors may from time to time require or prescribe.

Fee for registration of probate etc.
CALLS ON SHARES

31. The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

Calls on shares.

32. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.	Time when made.

33. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Interest on calls.

34. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of this Constitution be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Sum due on allotment.

35. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate.

36. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which they are made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding eight per cent per annum as the Member paying such sum and the Directors agree upon.

Payment in advance of calls.

FORFEITURE AND LIEN

37. If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued.

Notice requiring payment of calls.

38. The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

Notice to state time and place.

39. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Forfeiture on non-compliance with notice.

40. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.

Sale of shares forfeited.

41. A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at eight per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such moneys in respect of the shares and the Directors may waive payment of such interest either wholly or in part.

Rights and liabilities of Members whose shares have been forfeited or surrendered.

42. The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and on all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Regulation.

Company’s lien.

43. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.

Sale of shares subject to lien.

44. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall be paid to the person entitled to the shares at the date of the sale.

Application of proceeds of such sales.

45. A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share under Seal delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Title to shares forfeited or surrendered or sold to satisfy a lien.
ALTERATION OF CAPITAL

46. Subject to any special rights for the time being attached to any existing class of shares, any new shares in the Company shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of this Constitution and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.

Rights and privileges of new shares.

47. Except so far as otherwise provided by the conditions of issue or by this Constitution all new shares shall be subject to the provisions of this Constitution with reference to allotments, payment of calls, liens, transfers, transmissions, forfeiture and otherwise.

New shares otherwise subject to provisions of this Constitution.

48. The Company may by Ordinary Resolution:	Power to consolidate, subdivide and convert shares.
(a) consolidate and divide all or any of its shares;

(b) subdivide its shares or any of them (subject nevertheless to the provisions of the Act). Provided always that in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(c) subject to the provisions of this Constitution and the Act, convert any class of shares into any other class of shares.

49. The Company may by Special Resolution reduce its share capital or any undistributable reserve in any manner and with and subject to any incident authorised and consent required by law. Without prejudice to the generality of the foregoing, upon cancellation of a share purchased or otherwise acquired by the Company pursuant to these Articles and the Act, the number of issued shares of the Company shall be diminished by the number of the shares so cancelled, and, where any such cancelled share was purchased or acquired out of the capital of the Company, the amount of share capital of the Company shall be reduced accordingly.

Power to reduce capital.
GENERAL MEETINGS

50. Subject to the provisions of the Act, the Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next; provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year.

Annual General Meeting.

51. All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.	Extraordinary General Meetings.

52. The time and place of any General Meeting shall be determined by the Directors.	Time and place.

53. The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

Calling of Extraordinary General Meetings.
NOTICE OF GENERAL MEETINGS
54. Subject to the provisions of the Act, any General Meeting at which it is proposed to pass a Special Resolution shall be called by twenty one days’	Notice of Meetings.

notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) at the least and an Annual General Meeting and any other Extraordinary General Meeting by fourteen days’ notice (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) in writing at the least to such persons (including the Auditors) as are under the provisions herein contained and the Act entitled to receive notice from the Company. Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

(a)	in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and

(b)	in the case of an Extraordinary General Meeting by a majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. of the total voting rights of all the Members having a right to vote at that General Meeting.

Provided also that the accidental omission to give notice to, or the non-receipt by any person entitled thereto, shall not invalidate the proceedings at any General Meeting.

55. (A) Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member.

Contents of notice.

(B) In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

 (C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

56. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:		Routine business.

(a)	declaring dividends;

(b)	considering and adopting of financial statements, the statement of Directors and report of the Auditor, and other accounts and documents required to be annexed to the financial statements;

(c)	appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement;

(d)	appointing or re-appointing Auditors and fixing the remuneration of Auditors or determining the manner in which such remuneration is to be fixed; and

(e)	fixing the remuneration of the Directors proposed to be paid under Regulation 84.
PROCEEDINGS AT GENERAL MEETINGS

57. No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be any one or more Members holding in aggregate not less than 33 1/3 percent of the total number of issued and fully paid shares in the capital of the Company for the time being, present in person or by proxy, save that:

Quorum.

(a)	in the event of a corporation being beneficially entitled to the whole of the issued shares in the capital of the Company one person representing such corporation shall be a quorum and shall be deemed to constitute a Meeting and, if applicable, the provisions of Section 179 of the Act shall apply; and

(b)	in the event the Company has only one Member, the Company may pass a resolution by that Member recording the resolution and signing the record in accordance with the provisions of Section 184G of the Act.

For the purpose of this Regulation, “Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member.

58. If within half an hour from the time appointed for the Meeting (or such longer interval as the Chairman of the meeting may deem fit to allow) a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned Meeting a quorum is not present within fifteen minutes from the time appointed for holding the Meeting, the Meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the Members.

Adjournment if quorum not present.

59. Subject to any additional requirements as may be imposed by the Act, all resolutions of the Members shall be adopted by a simple majority vote of the Members present and voting.		Voting.

60. Subject to the provisions of the Act, a resolution in writing signed by every Member of the Company entitled to vote or being a corporation by its duly authorised representative shall have the same effect and validity as an Ordinary Resolution of the Company passed at a General Meeting duly convened, held and constituted, and may consist of several documents in the like form, each signed by one or more of such Members.

Resolutions in writing.

61. The Chairman of the Board of Directors shall preside as Chairman at every General Meeting. If there be no such Chairman or if at any Meeting he be not present within ten minutes after the time appointed for holding the Meeting or be unwilling to act, the Members present shall choose some Director to be Chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the Chair, one of their number present, to be Chairman.

Chairman.

62. The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more or sine die, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.

Adjournment.
63. At any General Meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll be (before or on the declaration of the result of the show of hands) demanded:		Method of voting.
(a)	by the Chairman;

(b)	by not less than three Members who are entitled to vote at the meeting and who are present in person or by proxy or by attorney or in the case of a corporation by a representative;

(c)	by any Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the Meeting; or

(d)	by a Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative, holding not less than 10 per cent. of the total number of paid-up shares of the Company (excluding treasury shares).

Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour for or against the resolution. A demand for a poll may be withdrawn.

64. If a poll be duly demanded (and the demand be not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

Taking a poll.

65. If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude.

Votes counted in error.

66. In the case of equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

Chairman no casting vote.

67. A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the Meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.

Time for taking a poll.
68. The demand for a poll shall not prevent the continuance of a Meeting for the transaction of any business, other than the question on which the poll has been demanded.	Continuance of business after demand for a poll.
VOTES OF MEMBERS

69. Subject to this Constitution and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued on a show of hands every Member entitled to vote who is present in person or by proxy or attorney or in the case of a corporation by a representative shall have one vote and on a poll every such Member shall have one vote for every share of which he is the holder or represents.

Voting rights of Members.

70. Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Regulation be deemed joint holders thereof.

Voting rights of joint holders.

71. A Member of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorders may vote whether on a show of hands or on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney. Provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time appointed for holding the Meeting.

Voting rights of Members of unsound mind.

72. Subject to the provisions of this Constitution and the Act, every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.

Right to vote

73. No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the Meeting whose decision shall be final and conclusive.

Objections.

74. On a poll, votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

Votes on a poll.
75. (a) A Member may appoint one or more proxies to attend and vote at the same General Meeting.	Appointment of proxies.
(b) In any case where a form of proxy appoints more than one proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the form of proxy.
76. An instrument appointing a proxy shall be in writing and:	Proxy instrument to be in writing.

(a) in the case of an individual shall be signed by the appointor or by his attorney; and
(b)

in the case of a corporation shall be either (i) under the common seal or company stamp of such corporation or such other equivalent form authorised under the laws of incorporation of such corporation; or (ii) signed by its attorney or by an officer on behalf of such corporation (and facsimile signatures of the attorney or an officer of such corporation will suffice for this purpose).

The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.
77. A proxy need not be a Member.	Proxy need not be a Member.

78. An instrument appointing a proxy or the power of attorney or other authority, if any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting not less than forty-eight hours before the time appointed for the holding of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine.

Deposit of proxies.

79. An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept and shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and to speak at the meeting:

Form of proxies.
[IC Power Ltd.]

“I/We,

“of

“a Member/Members of the above named Company

“hereby appoint

“of

“or whom failing

“of

“to vote for me/us and on my/our behalf

“at the (Annual, Extraordinary or Adjourned,

“as the case may be) General Meeting of

“the Company to be held on the              day

“of              and at every adjournment thereof.

“As Witness my/our hand this              day of         .”

An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates and need not be witnessed.

80. A vote given in accordance with the terms of an instrument of proxy (which for the purposes of this Constitution shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy was given. Provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.

Intervening death or insanity of principal not to revoke proxy.

81. Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual

Corporations acting by representatives.

Member and such corporation shall for the purposes of this Constitution (but subject to the Act) be deemed to be present in person at any such Meeting if a person so authorised is present thereat.
DIRECTORS

82. Subject to the other provisions of Section 145 of the Act, the number of Directors, all of whom shall be natural persons, shall not (unless otherwise determined by a General Meeting) be less than five nor (unless otherwise determined by a General Meeting) more than twelve. The Company may by Ordinary Resolution from time to time vary the minimum and/or the maximum number of Directors.

Number of Directors.

83. A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings.

Qualification.

84. Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.

Remuneration of Directors.

85. The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.

Travelling Expenses.

86. Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may, subject to Section 169 of the Act, be paid such extra remuneration as the Directors may determine.

Extra Remuneration.

87. (A) Other than the office of Auditor, a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intending Director shall be disqualified by his office from transacting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such transaction or arrangement or any transaction or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so transacting or being so interested be liable to account to the Company for any profit realised by any such transaction or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.

Power of Directors to hold office of profit and to transact with Company.

(B) Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in transactions or proposed transactions with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure, a Director shall be entitled to vote in respect of any transaction or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.

Directors to observe Section 156 of the Act.

88. (A) A Director may be or become a director of or hold any office or place of profit (other than as Auditor) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company.

Holding of office in other companies.

(B) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.

Directors may exercise voting power conferred by Company’s shares in another company.
MANAGING DIRECTORS

89. The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.

Appointment of Managing Directors.

90. A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director for any cause he shall ipso facto and immediately cease to be a Managing Director.

Resignation and removal of Managing Director.

91. Subject to Section 169 of the Act, the remuneration of a Managing Director shall from time to time be fixed by the Directors and may, subject to this Constitution, be by way of salary or commission or participation in profits or by any or all of these modes.

Remuneration of Managing Director.

92. The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under this Constitution by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such

Power of Managing Director.

restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.
APPOINTMENT AND RETIREMENT OF DIRECTORS
93. The office of a Director shall be vacated in any one of the following events, namely:		Vacation of office of Director.

(a)	if he becomes prohibited from being a Director by reason of any order made under the Act;

(b)	if he ceases to be a Director by virtue of any of the provisions of the Act or this Constitution;

(c)	subject to Section 145 of the Act, if he resigns by writing under his hand left at the Office;

(d)	if he becomes bankrupt or suspends payments or compounds with his creditors generally;

(e)	if he is found lunatic or becomes of unsound mind; or

(f)	he is removed by the Company in General Meeting by an Ordinary Resolution pursuant to Regulation 98.

94. At each Annual General Meeting, all of the Directors for the time being shall retire from office.		Retirement of Directors.

95. A retiring Director shall be eligible for re-election.		Retiring Directors eligible for re-election

96. The Company at the General Meeting at which a Director retires under any provision of this Constitution may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default, the retiring Director shall be deemed to have been re-elected except in any of the following cases:

Filling vacated office.

(a)	where at such General Meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the General Meeting and lost;

(b)	where such Director is disqualified under the Act from holding office as a Director or has given notice in writing to the Company that he is unwilling to be re-elected;

(c)	where the default is due to the moving of a resolution in contravention of the next following Regulation; or

(d)	where such Director has attained any retiring age applicable to him as Director.

The retirement shall not have effect until the conclusion of the General Meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the General Meeting and lost, and accordingly, a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

97. (A) A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

Appointment of two or more persons as Directors.

 (B) Subject to the Act, no person other than a Director retiring at a General Meeting is eligible for appointment as a Director at any General Meeting, without the recommendation of the Directors for election, unless:

Notice of intention to appoint Director.

	(a)	in the case of a Member or Members who in aggregate hold(s) more than 50 per cent of the total number of issued and paid-up shares in the capital of the Company (excluding treasury shares), not less than ten days; or

	(b)	in the case of a Member or Members who in aggregate hold(s) more than five per cent of the total number of issued and paid-up shares in the capital of the Company (excluding treasury shares), not less than 120 days, before the date of the notice provided to Members in connection with the General Meeting, a written notice signed by such Member or Members (other than the person to be proposed for appointment) who:

	(i)	are qualified to attend and vote at the meeting for which such notice is given, and

	(ii)	have held shares representing the prescribed threshold in (a) or (b) above, for a continuous period of at least one year prior to the date on which such notice is given,

is lodged at the Office. Such written notice as aforesaid must also include the consent of the person nominated.

98. The Company may in accordance with and subject to the provisions of the Act by Ordinary Resolution of which special notice has been given, remove any Director from office (notwithstanding any provision of this Constitution or of any agreement between the Company and such Director, but

Removal of Directors.

without prejudice to any claim he may have for damages for breach of any such agreement) and appoint another person in place of a Director so removed from office. In default of such appointment, the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

99. The Company may by Ordinary Resolution appoint any person to be a Director and the Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

Power to fill casual vacancies and to appoint additional Director.
ALTERNATE DIRECTORS

100. (A) Any Director may at any time by writing under his hand and deposited at the Office or by telefax sent to the Secretary appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment. Any appointment or removal by telefax shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.

Appointment of Alternate Directors.

(B) A Director or any other person may act as an Alternate Director to represent more than one Director and such Alternate Director shall be entitled at Directors’ meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director.

(C) The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

(D) An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointor as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Regulation 105.

(E) An Alternate Director shall not be taken into account in reckoning the minimum number of Directors allowed for the time being under this Constitution but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote. Provided that in the event the Company has more than one Director, he shall not constitute a quorum under Regulation 102 if he is the only person present at the meeting notwithstanding that he may be an Alternate to more than one Director.

(F) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

(G) An Alternate Director shall not be required to hold any share qualification.
PROCEEDINGS OF DIRECTORS

101. (A) The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. Subject to the provisions of this Constitution, questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes, the Chairman of the meeting shall have a second or casting vote.

Meetings of Directors and voting.

 (B) The Directors may participate in a meeting of the Directors by means of a conference telephone or a video conference telephone or similar communications equipment by which all persons participating in the meeting are able to hear and be heard by all other participants without the need for a Director to be in the physical presence of another Director(s) and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The Directors participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum under this Constitution, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. A meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

Participation in a meeting by conference telephone or video conference telephone

 (C) In the case of a meeting which is not held in person, the fact that a Director is taking part in the meeting must be made known to all the other Directors taking part, and no Director may disconnect or cease to take part in the meeting unless he makes known to all other Directors taking part that he is ceasing to take part in the meeting.

102.	Convening meetings of Directors and Quorum.
(a)

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be three. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors provided that where no quorum is present at any duly convened meeting, the meeting shall be adjourned seven days thereafter at the same time and place and such Directors as are present at such meeting shall be the quorum.

(b)	A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. Every such notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be transacted Provided that any Director may waive the requirement for notice or accept shorter notice of any meeting of the Directors.

103. The continuing Directors may act notwithstanding any vacancies in their body. If and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with this Constitution, any Member may summon a General Meeting for the purpose of appointing Directors.

Proceedings in case of vacancies.

104. The Directors may from time to time elect a Chairman and if desired a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman will perform the duties of the Chairman during the Chairman’s absence for any reason. The Chairman and in his absence the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

Chairman of Directors.

105. A resolution in writing signed by all the Directors for the time being and being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors. Provided that, where a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his Alternate may sign. The expressions “in writing” and “signed” include approval by any such Director by telefax or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

Resolutions in writing.

106. (A) The Directors may delegate any of their powers to committees consisting of such member or members of their body and (if thought fit) one or more other persons co-opted as hereinafter provided as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

Power to appoint committees.

(B) The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Regulation.

Proceedings at committee meetings.

(C) All acts done by any meeting of Directors or of any such committee or by any person acting as Director or as a member of any such committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were or was disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

Validity of acts of Directors in spite of some formal defect.

GENERAL POWERS OF THE DIRECTORS

107. The business and affairs of the Company shall be managed by or under the direction of the Directors. The Directors may exercise all such powers of the Company as are not by the Statutes or by this Constitution required to be exercised by the Company in General Meeting. The Directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Company in General Meeting. The general powers given by this Regulation shall not be limited or restricted by any special authority or power given to the Directors by any other Regulation.

General powers of Directors to manage Company’s business.

108. (A) The Directors may from time to time by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.

Power to appoint attorneys.

(B) The Company or the Directors on behalf of the Company may in exercise of the powers in that behalf conferred by the Act cause to be kept a Branch Register or Register of Members and the Directors may (subject to the provisions of the Act) make and vary such regulations as they may think fit in respect of the keeping of any such Branch Register.

Power to keep Branch Registers.

109. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

Signature of cheques and bills.

BORROWING POWERS

110. Subject as hereinafter provided and to the provisions of the Statutes, the Directors may borrow or raise money from time to time for the	Directors’ borrowing powers.

purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit.

SECRETARY

111. The Secretary or Secretaries shall and a Deputy or Assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof.

Secretary.

SEAL

112. (A) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf. Every instrument to which the Seal shall be affixed shall be signed by a Director and countersigned by the Secretary or a second Director or by some other person appointed by the Directors in place of the Secretary or such second Director for the purpose, save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature or other method approved by the Directors.

Seal.

(B) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.	Official Seal.

(C) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seal with the addition on its face of the words “Share Seal”.	Share Seal.

AUTHENTICATION OF DOCUMENTS

113. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

Power to authenticate documents.

114. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of the Company or the Directors or any committee which is certified as such in accordance with the provisions of the last preceding Regulation shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting. Any authentication or certification made pursuant to this Regulation may be made by any electronic means approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

Certified copies of resolution of the Directors.

DIVIDENDS

115. The Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.

Payment of dividends.

116. Subject to any rights or restrictions attached to any shares or class of shares and except as otherwise permitted under the Act:	Apportionment of dividends.

(a) all dividends in respect of shares shall be paid in proportion to the number of shares held by a Member but where shares are partly paid all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and

(b) all dividends shall be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

For the purposes of this Regulation, an amount paid or credited as paid on a share in advance of a call is to be ignored.

117. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.

Payment of preference and interim dividends.

118. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest.

119. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.

Deduction for debts due to Company.

120. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Retention of dividends on shares subject to lien.

121. The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.

Retention of dividends on shares pending transmission.

122. The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends and other moneys payable on or in respect of a share that are unclaimed after first becoming payable may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend or moneys unclaimed after a period of six years from the date they are first payable may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the moneys so forfeited to the person entitled thereto prior to the forfeiture.

Unclaimed dividends or other moneys.

123. The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such Resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.

Payment of dividend in specie.

124. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

Dividends payable by cheque.

125. A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer.
RESERVES

126. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested.

Power to carry profit to reserve.

127. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

Manner of dealing with reserves.
BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES
128. The Company may, upon the recommendation of the Directors, by Ordinary Resolution:	Power to issue free bonus shares and/or to capitalise profits.

(a) issue bonus shares for which no consideration is payable to the Company, to the Members holding shares in the Company in proportion to their then holdings of shares; and/or

(b) capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full new shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other.

129. Whenever such a Resolution as aforesaid shall have been passed, the Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue and/or capitalisation with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such bonus issue or capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all such Members.

Power of Directors to give effect to bonus issues and/or capitalisations.

129A. In addition and without prejudice to the powers provided for by Regulations 128 and 129, the Directors shall have power to issue shares for which no consideration is payable and/or to capitalise any undivided profits or other moneys of the Company not required for the payment or provision of any dividend on any shares entitled to cumulative or non-cumulative preferential dividends (including profits or other moneys carried and standing to any reserve or reserves) and to apply such profits or other moneys in paying up in full new shares, in each case on terms that such shares shall, upon issue, be held by or for the benefit of participants of the share option plan and the share incentive plan of the Company (as amended from time to time) and/or any share incentive or option scheme or plan implemented by the Company and approved by a resolution of the Directors or the Members in General Meeting, in such manner and on such terms as the Directors shall think fit. The Directors may do all such acts and things considered necessary or expedient to give effect to the foregoing.

Power to issue free shares or capitalise reserves for employee share-based incentive plans.
MINUTES AND BOOKS

130. The Directors shall cause minutes to be made in books to be provided for the purpose:		Minutes.

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of Directors and of any committee of Directors; and

(c)	of all Resolutions and proceedings at all Meetings of the Company and of any class of Members, of the Directors and of committees of Directors.

131. The Directors shall duly comply with the provisions of the Act and in particular the provisions with regard to registration of charges created by or affecting property of the Company with regard to keeping a Register of Directors and Secretaries, the Register, a Register of Mortgages and Charges and a Register of Directors’ Share and Debenture Holdings and with regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.

Keeping of Registers, etc.

132. Any register, index, minute book, book of accounts or other book required by this Constitution or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.

Form of registers, etc.
FINANCIAL STATEMENTS

133. The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.

Directors to keep proper accounts.

134. Subject to the provisions of Section 199 of the Act, the accounting and other records shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company.

Location and inspection.

135. Subject to and in accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the Company in General Meeting such financial statements, group accounts (if any), and reports and other documents as may be necessary.

Presentation of financial statements.

136. A copy of every financial statement which is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the Auditors relating thereto and of the Directors’ report shall not less than fourteen days before the date of the Meeting be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of this Constitution. Provided that this Regulation shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

Copies of financial statements.

AUDITORS

137. Subject to the provisions of the Act, Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.

Appointment of Auditors.

138. Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

Validity of acts of Auditors in spite of some formal defect.

139. The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.

Auditors’ right to receive notices of and attend at General Meetings.
NOTICES
140. (A) Any notice may be given by the Company to any Member in any of the following ways:		Service of notice.

(a)	by delivering the notice personally to him;

(b)	by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail;

(c)	by sending a telefax containing the text of the notice to him at his registered fax number in Singapore or where such fax number is outside Singapore to such fax number outside Singapore or to any other address as might have been previously notified by the Member concerned to the Company; or

(d)	by sending an electronic communication containing the text of the notice to him at an electronic mailing address as previously notified by the Member concerned to the Company for the purpose of receiving electronic communication.

(B) Any notice or other communication served under any of the provisions of this Constitution on or by the Company or any officer of the Company may be tested or verified by telefax or telephone or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication.

141. All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.

Service of notices in respect of joint holders.

142. Any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under this Constitution, except where the Member has an electronic mailing address notified to the Company for the purpose of receiving electronic communication whereupon any notice may be served by the Company to the Member concerned by electronic communication at the said electronic mailing address.

Members shall be served at registered address.

143. A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member or given, sent or served to any Member using electronic communications in pursuance of this Constitution shall (notwithstanding that such Member be then dead or bankrupt or in liquidation or otherwise not entitled to such share and whether or not the Company has notice of the same) be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or first-named joint holder.

Service of notices after death etc. on a Member.

144. (A) Any notice given in conformity with Regulation 140 shall be deemed to have been given at any of the following times as may be appropriate:		When service effected.

(a)	when it is delivered personally to the Member, at the time when it is so delivered;

(b)	when it is sent by prepaid mail to an address in Singapore or by prepaid air-mail to an address outside Singapore, on the day following that on which the notice was put into the post; and

(c)	when the notice is sent by telefax or electronic communication, on the day it is so sent or transmitted.

(B) In proving such service, sending or transmission, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post as a prepaid letter or air-mail letter as the case may be or that a telefax or the electronic communication was properly addressed and transmitted in the manner provided in the Act.

145. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.

Signature on notice.

146. When a given number of days’ notice or notice extending over any other period is required to be given the day of service shall not, unless it is otherwise provided or required by this Constitution or by the Act, be counted in such number of days or period.

Day of service not counted.

147. (A) Notice of every General Meeting shall be given in the manner hereinbefore authorised to:	Notice of General Meeting.

(a) every Member;

(b) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and

(c) the Auditors.

(B) No other person shall be entitled to receive notices of General Meetings.

148. The provisions of Regulations 140, 144, 145 and 146 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.	Notice of meetings of Directors or any committee of Directors.
WINDING UP

149. If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

Distribution of assets in specie.

INDEMNITY

150. Subject to the provisions of and so far as may be permitted by the Statutes, every Director, Auditor, Secretary or other officer of the Company and its subsidiaries and affiliates shall be entitled to be indemnified by the Company against all costs, interest, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties and where he serves at the request of the Company as a director, officer, employee or agent of any subsidiary or affiliate of the Company or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a director, officer or employee or agent of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court, provided that there is no conflict with the Statutes. Without prejudice to the generality of the foregoing no Director, Manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happen through his own negligence, wilful default, breach of duty or breach of trust.

Indemnity of Directors and officers.
SECRECY

151. No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law or required by the listing rules of any stock exchange upon which shares in the Company may be listed.

Secrecy.
PERSONAL DATA

152. (A) A Member who is a natural person is deemed to have consented to the collection, use and disclosure of his personal data (whether such personal data is provided by that Member or is collected through a third party) by the Company (or its agents or service providers) from time to time for any of the following purposes:

Personal data.

(a) implementation and administration of any corporate action by the Company (or its agents or service providers);

(b)	internal analysis and/or market research by the Company (or its agents or service providers);

(c)	investor relations communications by the Company (or its agents or service providers);

(d)	administration by the Company (or its agents or service providers) of that member’s holding of shares in the capital of the Company;

(e)	implementation and administration of any service provided by the Company (or its agents or service providers) to its members to receive notices of meetings, annual reports and other shareholder communications and/or for proxy appointment, whether by electronic means or otherwise;

(f)	processing, administration and analysis by the Company (or its agents or service providers) of proxies and representatives appointed for any General Meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to any General Meeting (including any adjournment thereof);

(g)	implementation and administration of, and compliance with, any provision of this Constitution;

(h)	compliance with any applicable laws, listing rules, take-over rules, regulations and/or guidelines; and

(i)	purposes which are reasonably related to any of the above purposes.

(B) Any Member who appoints a proxy and/or representative for any General Meeting and/or any adjournment thereof is deemed to have warranted that where such Member discloses the personal data of such proxy and/or representative to the Company (or its agents or service providers), that Member has obtained the prior consent of such proxy and/or representative for the collection, use and disclosure by the Company (or its agents or service providers) of the personal data of such proxy and/or representative for the purposes specified in Regulation 152(A)(f), and is deemed to have agreed to indemnify the Company in respect of any penalties, liabilities, claims, demands, losses and damages as a result of such Member’s breach of warranty.

NAME, ADDRESS AND OCCUPATION OF SUBSCRIBER

KENON HOLDINGS LTD. Registration No. 201406588W 80 Raffles Place #26-01 Singapore 048624 Executed for and on behalf of: KENON HOLDINGS LTD. Name: Director/Authorised Person

Dated this                      day of                      2016